                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------
                                   FORM 8-K/A

                               AMENDMENT NO. 2 TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 11, 2000

                         COMMISSION FILE NUMBER: 0-25565



                                QUEPASA.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  NEVADA                                   84-0879433
        (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)


         ONE ARIZONA CENTER, 400 E. VAN BUREN                 85004
                4TH FLOOR, PHOENIX, AZ                      (ZIP CODE)
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 602-716-0100

ITEM 5.  OTHER EVENTS

         On February 11, 2000, the Registrant filed a Current Report on Form 8-K (the "Initial Report) describing the acquisition of eTrato.com, inc. ("eTrato"). This Current Report on Form 8-K/A amends the Initial Report by including with this Form 8-K/A the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.


         On January 28, 2000 the Company acquired all of the outstanding common stock of eTrato for 681,818 shares of quepasa common stock valued at $9.6 million and issued a note payable of $1.25 million in exchange for all of the Redeemable Series A Preferred Stock outstanding as of the acquisition date. An additional 681,818 shares will be held in escrow pending the outcome of certain revenue and web-site contingencies over the six-month period following the acquisition. eTrato is an online, auction community that:


         o facilitates transactions from consumer-to-consumer, business-to-consumer and business-to-business;

         o        links Hispanic buyers and sellers of goods and services;

         o aids transactions with online tools for payment and fulfillment; and

         o provides a secure and easy to understand environment for conducting e-business.

         Members of the eTrato community can list products or services in the site's online auction or classifieds section in Spanish, English or both. If users request, eTrato will translate to either language, for a small fee. Some of the features of the site include escrow payment services, customs and shipping estimates and options, currency conversion tools, chat and discussion forums, a trading resource center and directory, advanced auction functions such as image hosting, user ratings and bulk item uploading and specialized business-to-business areas with sealed bid and reverse auction formats. eTrato provides live online customer service in order to help users have a positive first experience. The Company expects online auction revenue from the following sources:

         o revenue splits on the sale of value-added trading services (e.g. escrow and freight forwarding);

         o premium service fees and premium listing upgrades providing the seller with more prominent ad space;

         o        the auctioning of our own products through the site;

         o fees paid by third parties for advertising their products and services on the site; and

         o        translation services.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

         The audited consolidated balance sheet of eTrato as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (June 16, 1999) through December 31, 1999.

         (b)      Pro Forma Financial Information


         The attached unaudited pro forma condensed combined balance sheet as of December 31, 1999 and statement of operations for the year ended December 31, 1999 give effect to the purchase by the Company of all of the outstanding shares of common stock of eTrato as of the beginning of the period presented for the statement of operations, for an aggregate purchase price of $10.85 million consisting of $9.6 million from the issuance of shares of common stock of quepasa.com at the closing and assumption of a $1.25 million promissory note. Accordingly, the acquired assets and liabilities were recorded at their estimated fair value at the date of acquisition. The pro forma condensed combined statement of operations assumes that the acquisition took place at the beginning of the period presented and combines the Company's and eTrato's results of operations for the year ended December 31, 1999. The unaudited pro forma condensed combined balance sheet combines the Company's balance sheet as of December 31, 1999 with eTrato's balance sheet as of December 31, 1999, giving effect to the acquisition as if it had occurred on December 31, 1999.


         The pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.

         The pro forma condensed combined financial statements should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of the Company and the audited financial statements and notes thereto of eTrato.

                                ETRATO.COM, INC.

                          INDEX TO FINANCIAL STATEMENTS

         o        Independent Auditors' Report

         o        Balance Sheet as of December 31, 1999

         o Statement of Operations for period from inception (June 16, 1999) through December 31, 1999

         o Statement of Stockholders' Equity for period from inception (June 16, 1999) through December 31, 1999

         o Statement of Cash Flows for period from inception (June 16, 1999) through December 31, 1999

         o        Notes to Financial Statements

                                QUEPASA.COM, INC.

                          PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

         The attached unaudited pro forma condensed combined balance sheet as of December 31, 1999 and statement of operations for the year ended December 31, 1999 give effect to the purchase by the Company of all of the outstanding shares of common stock of eTrato as of the beginning of the period presented, for an aggregate purchase price of $10.85 million, all of which was paid by the issuance of shares of common stock of quepasa.com and the purchase of all of the outstanding shares of preferred stock of eTrato in exchange for a $1.25 million note payable. Accordingly, the acquired assets and liabilities were recorded at their estimated fair value at the date of acquisition. The pro forma condensed combined statement of operations assumes that the acquisition took place at the beginning of the period presented and combines the Company's and eTrato's results of operations for the year ended December 31, 1999. The unaudited pro forma condensed combined balance sheet combines the Company's balance sheet as of December 31, 1999, with eTrato's balance sheet as of December 31, 1999, giving effect to the acquisition as if it had occurred on December 31, 1999.

                                    CONTENTS

Pro Forma Condensed Combined Balance Sheet as of December 31, 1999

Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 1999

Notes to Pro Forma Condensed Combined Financial Statements

(c)      Exhibits

         23.0     Consent of Independent Auditors

                                                                  DRAFT 04/13/00

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders quepasa.com, inc.:

         We have audited the accompanying balance sheet of eTrato.com, inc. (the Company) (a development stage Company) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (June 16, 1999) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements present fairly, in all material respects, the financial position of eTrato.com, inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from inception (June 16, 1999) through December 31, 1999, in conformity with generally accepted accounting principles.

                                  /s/ KPMG LLP

Phoenix, Arizona
April 11, 2000

                                ETRATO.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                DECEMBER 31, 1999

                                     ASSETS


Current assets:
      Cash and cash equivalents                                                                  $     776,454
      Prepaid expenses and other current assets                                                        112,587
                                                                                                ---------------
                Total current assets                                                                   889,041
Software, net of depreciation of $3,875                                                                186,180
                                                                                                ---------------
                Total assets                                                                     $   1,075,221
                                                                                                ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities - accounts payable                                                                   $     148,208
                                                                                                ---------------
Stockholders' equity:
      Preferred stock; $.001 par value - authorized, 1,375,000 shares;
           none issued and outstanding                                                                      --
      Redeemable Series A preferred stock; ($.001 par value -
           125,000 shares authorized issued and outstanding)                                               125
      Common stock; $.001 par value - authorized, 3,500,000 shares;
           issued and outstanding, 309,000 shares                                                          309
      Additional paid-in capital                                                                     1,119,892
      Deficit accumulated during the development stage                                                (193,313)
                                                                                                ---------------
                Total stockholders' equity                                                             927,013
Commitments, contingencies and subsequent events (notes 3, 8, 9 and 10)
                                                                                                ---------------
                                                                                                 $   1,075,221
                                                                                                ===============

See accompanying notes to financial statements.

                                ETRATO.COM, INC.
                         ( A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                      PERIOD FROM INCEPTION (JUNE 16, 1999)
                            THROUGH DECEMBER 31, 1999



                                                                                          CUMULATIVE FROM
                                                                                             INCEPTION
                                                                                          (JUNE 16, 1999)
                                                                                           DECEMBER 31,
                                                                                               1999
                                                                                   -----------------------------
Operating expenses:
      Sales and marketing                                                                 $       6,650
      Product development                                                                        22,125
      General and administrative expense                                                        164,538
                                                                                        ---------------
                Total operating expenses                                                        193,313
                                                                                        ---------------
Net loss                                                                                  $    (193,313)
                                                                                        ===============
Net loss per share, basic and diluted                                                     $       (0.88)
                                                                                        ===============

See accompanying notes to financial statements.

                                ETRATO.COM, INC.
                          (A Development Stage Company)

                        Statement of Stockholders' Equity

                      Period from inception (June 16, 1999)
                            through December 31, 1999


                                                                                                              ACCUMULATED
                                                    NUMBER OF SHARES      AMOUNT ($'S)                        DEFICIT DURING
                                                   -------------------  -----------------    ADDITIONAL      THE DEVELOPMENT
                                                   PREFERRED   COMMON   PREFERRED  COMMON  PAID-IN CAPITAL        STAGE
                                                   ---------  --------  ---------  ------  ---------------   --------------
Issuance of common stock for development services        --    200,000  $      --  $  200    $     1,800       $      --

Issuance of common stock for cash                        --    100,000         --     100            900              --

Issuance of common stock for investment services         --      9,000         --       9             (9)             --

Issuance of preferred stock for cash                125,000         --        125      --      1,117,201              --

Net loss                                                 --         --         --      --             --        (193,313)
                                                    -------   --------  ---------  ------    -----------       ---------

                                                    125,000    309,000  $     125  $  309    $ 1,119,892       $(193,313)
                                                    =======   ========  =========  ======    ===========       =========

                                                          TOTAL
                                                      STOCKHOLDERS'
                                                         EQUITY
                                                     ----------------
Issuance of common stock for development services     $     2,000

Issuance of common stock for cash                           1,000

Issuance of common stock for investment services               --

Issuance of preferred stock for cash                    1,117,326

Net loss                                                 (193,313)
                                                      -----------

                                                        $ 927,013
                                                      ===========

See accompanying notes to financial statements.

                                ETRATO.COM, INC.
                         ( A Development Stage Company)

                             Statement of Cash Flows

                      Period from inception (June 16, 1999)
                           through December 31, 1999

                                                                                            CUMULATIVE FROM
                                                                                               INCEPTION
                                                                                            (JUNE 16, 1999)
                                                                                              DECEMBER 31,
                                                                                                 1999
                                                                                            ---------------
Cash flows from operating activities:
     Net loss                                                                                 $  (193,313)
     Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                               3,875
        Common stock issued in exchange for development services                                    2,000
        Increase (decrease) in cash resulting from changes in:
           Prepaid expenses and other current assets                                             (112,587)
           Accounts payable                                                                       148,208
                                                                                              -----------
                    Net cash used in operating activities                                        (151,817)
                                                                                              -----------
Cash flows from investing activities - capital expenditures                                      (190,055)
                                                                                              -----------
Cash flows from financing activities:
     Net proceeds from issuance of redeemable preferred stock                                   1,117,326
     Net proceeds from issuance of common stock                                                     1,000
                                                                                              -----------
                    Net cash provided by financing activities                                   1,118,326
                                                                                              -----------
Net increase in cash and cash equivalents and cash and cash equivalents, end of period        $   776,454
                                                                                              ===========

See accompanying notes to financial statements.

                                eTrato.com, inc.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                December 31, 1999

(1)      ORGANIZATION

         eTrato.com, inc. (eTrato or the Company) was incorporated in Delaware on June 16, 1999. eTrato developed a web-based community which provides person-to-person on-line trading services to the Hispanic market. eTrato online service permits Spanish-speaking sellers to list items for sale, buyers to bid on items and all users to browse through the detail of listed items seven days a week. The Company was a development stage enterprise during 1999. Substantially all activity of the Company has been with related parties, see note 8.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the financial statement date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (b)      CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents. Periodically, the Company maintains cash in financial institutions in excess of the amounts insured by the federal government.

         (c)      CASH EQUIVALENTS

         The Company considers cash on hand and highly liquid investments with an original maturity of three months or less to be cash equivalents.

         (d)      REVENUE RECOGNITION

         Revenues are derived primarily from placement fees charged for the listing of items for auction and success fees calculated as a percentage of the final sales transaction value. Revenues related to placement fees are recognized at the time the item is listed, while those related to success fees are recognized at the time that the auction is successfully concluded. During the year ended December 31, 1999, no revenues were earned as the Company allowed users to list their auction items free of charge during the development stage.

         (e)      PRODUCT DEVELOPMENT COSTS

         Product development costs include expenses incurred by the Company to maintain, monitor and manage the Company's website. The Company recognizes website development costs in accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Development or Obtained for Internal Use." As such, the Company expenses all costs incurred that relate to the planning and post-implementation phases of development. Costs incurred in the site development phase are capitalized as software in the accompanying balance sheet and recognized over the product's estimated useful life of two years. The Company capitalized $190,055 in site-related software during the period from inception (June 16, 1999) through December 31, 1999. All product development costs were purchased from Alphabit Media, Inc., and Designet S.A. de C.V., affiliates by common ownership at December 31, 1999.

         (f)      STOCK-BASED COMPENSATION

         The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Consensus on Issue No. 96-18.

         (g)      IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (h)      INCOME TAXES

         The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Differences between income for financial and tax reporting purposes arise primarily from start-up costs. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (i)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value of the Company's financial instruments, including cash, cash equivalents and accounts payable approximate their fair value due to the short-term nature of these instruments.

         (j)      NET LOSS PER SHARE

         Basic loss per share is computed by dividing income available to common stockholders by the weighted- average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. There were no stock options or warrants outstanding at December 31, 1999.

         (k)      SEGMENT REPORTING

         The Company utilizes the management approach in designating business segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. The Company's one segment provides person-to-person on-line trading services to the Hispanic market.

(3)      LEASES

         OPERATING LEASES

         The Company entered into and later amended a one-year computer-hardware lease agreement that provides hardware, rack space and bandwith on the Company's website from a related party, commencing November 24, 1999. The lease expires November 24, 2000; however, the Company may terminate the lease with four months notice. In addition, the Company has the option to purchase the computer hardware at full market value with four months notice.

         Future minimum rental payments under this non-cancelable equipment lease are $175,000 for the year ending December 31, 2000.

         Equipment lease expense for the period from inception (June 16, 1999) through December 31, 1999 was $25,000.

(4)      INCOME TAXES

         Income taxes consists of the following:


                              CURRENT              DEFERRED                TOTAL
                        -------------------   -------------------    -------------------
          Federal       $                --   $                --    $                --
          State                          --                    --                     --
                        -------------------   -------------------    -------------------

                        $                --   $                --    $                --
                        ===================   ===================    ===================

         A reconciliation of actual income taxes to income taxes at the "expected" United States federal corporate income tax rate of 34% is as follows:

         Income tax expense at "expected" federal corporate rate                        $ (65,726)
         Change in valuation allowance                                                     65,726
                                                                                         --------
                                                                                        $      --
                                                                                         ========


         The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liability are as follows:

         Deferred tax assets - start-up costs        $   65,726
         Less valuation allowance                       (65,726)
                                                     ----------
         Deferred tax liabilities                            --
                                                     ----------


         Net deferred tax asset                     $        --
                                                     ==========

         The Company believes sufficient uncertainty exists regarding the realization of the tax assets such that a full valuation allowance is appropriate.

(5)      STOCKHOLDERS' EQUITY

         (a)      INITIAL CAPITALIZATION

         Upon incorporation on June 16, 1999, the Company issued 200,000 shares of common stock in exchange for the fair value of product development services of $2,000.

         (b)      STOCK SPLIT

         In November 1999, the Company's board of directors authorized a 100 for one stock split. The financial statements have been presented as if the stock split had occurred at inception.

         (c)      PRIVATE PLACEMENT

         During November 1999, the Company issued 100,000 shares of common stock and 125,000 shares of redeemable Series A Preferred Stock in a private placement for cash at $.01 and $10.00 per share, respectively. The Company received gross proceeds totaling $1,251,000 from these issuances.


         The Company issued 9,000 shares of common stock at $.01 per share for investment services in connection with its private placement.

(6)      LOSS PER SHARE

         A summary of the reconciliation from basic loss per share to diluted loss per share for investment services follows for the period from inception (June 16, 1999) through December 31, 1999:


         Loss available to common stockholders                             $   (193,313)
                                                                           ============
         Basic EPS-weighted-average shares outstanding                          220,919
                                                                           ============
         Basic and diluted loss per share                                  $       (.88)
                                                                           ============
         Stock options not included in diluted EPS since
           antidilutive                                                              --
                                                                           ============

(7)      STOCK OPTION PLAN AND EMPLOYEE COMPENSATORY STOCK

         In November 1999, the Company adopted a Stock Option Plan (the "Plan"), which provides for the granting of options to officers, directors, and consultants. The Plan permits the granting of "incentive stock options" meeting the requirements of Section 422A of the Internal Revenue Code. 37,500 shares of common stock have been restricted under the Plan for the granting of options. No options were granted under the Plan. The Plan was cancelled on January 28, 2000 (see note 10).

(8)      RELATED PARTY TRANSACTIONS

         eTrato has two agreements with Alphabit Media, Inc., an affiliate by common ownership at December 31, 1999, detailed as follows: (1) A one-year web hosting/maintenance and support agreement dated December 7, 1999, that provides technical support and software maintenance for a monthly fee of $12,500, and (2) A one-year website development agreement dated November 24, 1999, that provides software development services at a rate of $95.00 per hour on an "as-needed" basis. The Company also has two vendor agreements with Designet S.A de C.V., an affiliate by common ownership at December 31, 1999, detailed as follows: (1) A one-year customer service agreement dated December 1, 1999, that provides for live customer support for customers utilizing the eTrato website for $13,000 per month, and (2) A one-year website development agreement that provides software development services at a rate of $95.00 per hour on an "as needed" basis. Payments to Alphabit Media, Inc. and Designet S.A. de C.V. pursuant to these agreements totaled $92,000 during 1999.

(9)      CONTINGENCIES

         The Company is periodically involved in litigation and claims arising in the normal course of operations. In the opinion of management based on consultation with legal counsel, losses, if any, from this litigation are covered by insurance or are immaterial; therefore, no provision has been made in the accompanying financial statements for losses, if any, that might result from the ultimate outcome of these matters.

(10)     SUBSEQUENT EVENT

         On January 28, 2000, the Company was purchased by quepasa.com, inc. All common stock of the Company was exchanged for 681,818 shares of quepasa.com's common stock. An additional 681,818 shares will be held in escrow pending the outcome of certain revenue and web-site contingencies over the six-month period following the acquisition. The redeemable preferred stock was cancelled and converted into an unsecured promissory note totaling $1,250,000 bearing interest at 6% per annum. The promissory note matures in December 2001.

                                  QUEPASA.COM, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              YEAR ENDED DECEMBER 31, 1999


                                                                                                                   PRO FORMA
                                                            QUEPASA          ETRATO         ADJUSTMENTS   NOTES    COMBINED
ASSETS
 Current assets:
  Cash and cash equivalents ........................     $  6,961,592      $   776,454      $                     $ 7,738,046
  Trading securities ...............................       22,237,656               --                             22,237,656
  Accounts receivable ..............................          297,170               --                                297,170
  Forgivable loans .................................          368,042               --                                368,042
  Prepaid expenses .................................        2,161,494          112,587                              2,274,081
                                                         ------------      -----------      ------------          -----------
          Total current assets .....................       32,025,954          889,041                             32,914,995
Prepaid marketing services .........................       10,120,192               --                             10,120,192
Property and equipment, net ........................        2,051,103          186,180                              2,237,283
Goodwill ...........................................                                           9,929,803    a       9,929,803
Other assets .......................................          153,743                                                 153,743
                                                         ------------      -----------      ------------          -----------
Total assets .......................................     $ 44,350,992      $ 1,075,221      $  9,929,803          $55,356,016
                                                         ============      ===========      ============          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .................................     $  2,775,347      $   148,208      $                     $ 2,923,555
  Accrued liabilities ..............................        1,023,984               --                              1,023,984
  Deferred revenue .................................           85,417               --                                 85,417
                                                         ------------      -----------      ------------          -----------
          Total current liabilities ................        3,884,748          148,208                --            4,032,956
Note Payable to Verde Capital Partners, LLC ........                                           1,250,000    b       1,250,000
Redeemable common stock ............................        2,000,000               --                              2,000,000
Deferred advertising expense............................   (1,600,000)              --                             (1,600,000)
Stockholders' equity:
Preferred stock ....................................               --              125              (125)   b              --
Common stock .......................................           14,536              309              (309)   a          15,218
                                                                                                     682    a
Additional paid-in capital .........................       75,829,202        1,119,892        (1,119,892)   b      85,435,336
                                                                                               9,606,134    a
Accumulated deficit ................................      (35,777,494)        (193,313)          193,313    a & b (35,777,494)
                                                         ------------      -----------      ------------          -----------
          Total stockholders' equity ...............       40,066,244          927,013         8,679,803           49,673,060
                                                         ------------      -----------      ------------          -----------
Total liabilities and stockholders' equity .........     $ 44,350,992      $ 1,075,221      $  9,929,803          $55,356,016
                                                         ============      ===========      ============          ===========


See accompanying notes to pro forma condensed combined financial statements.

                                QUEPASA.COM, INC.
               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999


                                                                                                                       PRO FORMA
                                                           QUEPASA          ETRATO        ADJUSTMENTS     NOTES        COMBINED
Gross revenue ......................................     $    670,639      $      --      $                          $   670,639
Less commissions ...................................         (114,395)            --                                    (114,395)
                                                         ------------      ---------      -----------                -----------
Net revenue ........................................          556,244                                                    556,244
Operating expenses:
  Product and content development expenses .........        2,319,391         22,125                                   2,341,516
  Advertising and marketing expenses ...............       16,735,517          6,650                                  16,742,167
  Stock based compensation expenses ................        4,951,177             --                                   4,951,177
  General and administrative expenses ..............        6,588,196        164,538                                   6,752,734
  Amortization of intangible assets ................                                        1,786,457       b          1,786,457
                                                         ------------      ---------      -----------                -----------
          Total operating expenses .................       30,594,281        193,313        1,786,457                 32,574,051
                                                         ------------      ---------      -----------                -----------
Loss from operations ...............................      (30,038,037)      (193,313)      (1,786,457)               (32,017,807)
Other income (expense)
  Interest expense .................................         (238,858)            --           (7,603)      c           (246,461)
  Interest income and other ........................          855,408             --                                     855,408
  Unrealized gain on trading securities ............          160,124             --                                     160,124
                                                         ------------      ---------      -----------                -----------
Net other income (expenses) ........................          776,674             --           (7,603)                   769,071
                                                         ------------      ---------      -----------                -----------

Net loss ...........................................     $(29,261,363)     $(193,313)     $(1,794,060)              $(31,248,736)
                                                         ============      =========      ===========               ============

Net loss per share, basic and diluted ..............     $      (2.44)                                      d       $      (2.52)
                                                         ============                                               ============
Weighted average number of shares outstanding,
  basic and diluted ................................       12,011,088                                       d         12,380,950
                                                         ============                                               ============


See accompanying notes to pro forma condensed combined financial statements.

                                QUEPASA.COM, INC.

            NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                   STATEMENTS


(1)   BASIS OF ACCOUNTING

On January 28, 1999, quepasa.com, inc. ("quepasa") completed the acquisition of all of the outstanding shares of common stock and preferred stock of eTrato.com, inc. ("eTrato") for an aggregate purchase price of $10.85 million consisting of 681,818 shares of quepasa common stock and assumption of a $1.25 million note payable. An additional 681,818 shares will be held in escrow pending the outcome of certain revenue and web-site contingencies over the six-month period following the acquisition. The value of the stock was determined using the average stock price between the date of the merger agreement and the date the merger was publicly announced, or $14.09 per share.

The pro forma unaudited condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 1999 and combines quepasa's December 31, 1999 audited balance sheet amounts with eTrato's December 31, 1999 balance sheet amounts.

The pro forma unaudited condensed combined statement of operations for the year ended December 31, 1999 is presented using quepasa's audited statement of operations for the year ended December 31, 1999, combined with eTrato's audited statement of operations for the period from inception (June 16, 1999) through December 31, 1999, as if the transaction had taken place on January 1, 1999.

The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes thereto of quepasa and with the audited financial statements and notes thereto of eTrato.

The pro forma combined statement of operations is not necessarily indicative of the future results of operations of quepasa or the results of operations which would have resulted had quepasa and eTrato been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results.

(2) PRO FORMA CONDENSED COMBINED BALANCE SHEET AND PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The accompanying pro forma adjustments reflect adjustments for the following items:


      a) To reflect the issuance of 681,818 shares of quepasa common stock valued at $9.6 million in exchange for all of the common stock outstanding as of the acquisition date in connection with the acquisition of eTrato. The $9.9 million in excess of purchase price over the fair value of the net assets acquired has been allocated to goodwill.


         The allocation of the purchase price to the assets and liabilities acquired is as follows:


                  Cash                       $776,454
                  Prepaid expenses            112,587
                  Property and equipment      186,180
                  Liabilities assumed      (1,398,208)
                  Goodwill                  9,929,803
                                            ---------
                                           $9,606,816


      b) Conversion of the Redeemable Series A Preferred Stock to a $1.25 million note payable on the date of acquisition.

      c) Amortization of goodwill related to the eTrato acquisition has been recorded for the period from inception (June 16, 1999) through December 31, 1999 based on an estimated useful life of 3 years.

      d) Interest expense at 6% per annum has been recorded related to the redeemable preferred stock for the period (November 24, 1999, the date of issuance) through December 31, 1999. The preferred stock was converted to a $1.25 million note payable at the date of acquisition.

      e) The pro forma combined net loss per share, basic and diluted and weighted average number of shares outstanding have been adjusted for the issuance of 681,818 shares of quepasa common stock as if they were issued on the date of inception (June 16, 1999) of eTrato.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on August 15, 2001.

                                           quepasa.com, inc.

                                           By: /s/ Robert J. Taylor
                                               --------------------------------
                                           Name:  Robert J. Taylor
                                           Title:  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibits

  23.0    Consent of Independent Auditors (1)



(1) Previously filed with the Registrant's Current Report on Form 8-K/A dated April 14, 2000.